UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 12, 2005
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     Affiliated Computer Services, Inc. (the “Company”) previously announced in a Current Report on Form 8-K filed October 26, 2005 that as a result of a change in the ACS Savings Plan (the “Plan”) recordkeeper, there would be a blackout period beginning on November 21, 2005 that was expected to end on or about December 21, 2005. Due to early completion of the transition, such blackout period was terminated effective December 9, 2005.
     As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR (17 CFR §245) promulgated by the Securities and Exchange Commission (“SEC”), the Company has transmitted a notice of the termination of such blackout period to its directors and executive officers concurrently with the filing of this Current Report on Form 8-K with the SEC. The form of notice is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Form of Notice of Termination of Blackout Period to directors and officers, dated as of December 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: December 12, 2005	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Notice of Termination of Blackout Period to directors and officers, dated as of December 12, 2005.

4